Exhibit 23(i)

EXHIBIT 23(i)

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

KS Bancorp, Inc.

Kenly, North Carolina

As independent auditors, we hereby consent to the incorporation of our report, dated January 16, 2004, included in this annual report of KS Bancorp, Inc. and Subsidiary on Form 10-KSB, into the Company’s previously filed Form S-8 Registration Statement File No. 333-46287.

/s/ Dixon Hughes PLLC

Sanford, North Carolina

March 12, 2004

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